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                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE

                         SECURITIES EXCHANGE ACT OF 1934


      Date of report (Date of earliest event reported): November 25, 2002
                               (November 21, 2002)


                            INKSURE TECHNOLOGIES INC.
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               (Exact Name of Registrant as Specified in Charter)


                NEVADA                      0-24431            84-1417774
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     (State or Other Jurisdiction of    (Commission File     (I.R.S. Employer
             Incorporation)                  Number)       Identification No.)


                    9 West Railroad Avenue, Tenafly, NJ 07670
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               (Address of Principal Executive Offices)   (Zip Code)

       Registrant's telephone number, including area code: (201) 894-9961


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         (Former Name or Former Address, if Changed Since Last Report.)
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ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

As previously reported on a Form 8-K filed with the Commission on November 8, 2002, on October 28, 2002, Lil Marc, Inc. (now renamed InkSure Technologies Inc.)(the "Company"), a Nevada corporation, LILM Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of the Company ("LILM Acquisition"), and InkSure Technologies Inc. (now renamed IST Operating, Inc.)("InkSure Delaware"), a Delaware corporation, consummated a merger (the "Merger") pursuant to an Agreement and Plan of Merger, dated as of July 5, 2002 (the "Merger Agreement"), among the Company, LILM Acquisition and InkSure Delaware. Pursuant to the Merger Agreement, LILM Acquisition merged with and into InkSure Delaware. InkSure Delaware was the surviving corporation in the Merger and became a wholly owned subsidiary of the Company. As stipulated in the Merger Agreement, InkSure Delaware's stockholders, together with those who hold options and warrants to acquire stock of InkSure Delaware, acquired or have the right to acquire approximately 90.5% of the Company's stock (as determined on a fully-diluted basis assuming the exercise of options and warrants). Upon consummation of the Merger, the Company's board of directors and management resigned and were replaced by InkSure Delaware's board of directors and management, and the Company began to carry on InkSure Delaware's business activities.

In connection with the Merger, management of the Company, together with the board of directors, evaluated whether Berenson & Company LLP ("Berenson"), the Company's independent auditors, or Kost, Forer & Gabbay, a member of Ernst and Young International ("KFG"), InkSure Delaware's independent auditors prior to the Merger, should be engaged as the Company's independent auditors for the current fiscal year. The Company decided to dismiss Berenson as the independent auditors of the Company and decided to engage KFG to audit the Company's financial statements for the current fiscal year. Dismissal of Berenson was effective upon completion of Berenson's work related to the unaudited financial statements of the Company that were filed in connection with the Form 10-QSB that the Company filed with the Commission on November 14, 2002. That work was completed on or about the date of this Report. The decision to dismiss Berenson and to retain KFG as independent auditors was approved by the Company's board of directors and its stockholders.

The reports of Berenson on the Company's financial statements for the years ended December 31, 2000 and December 31, 2001, did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit score or accounting principles.

During the fiscal years ended December 31, 2000 and December 31, 2001 and through the date of this Report, there has not been any disagreement with Berenson on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Berenson would have caused Berenson to make reference to the subject matter of the disagreement in connection with any report issued by Berenson.

During the Company's two most recent fiscal years and the subsequent interim period prior to its engagement, KFG, except as set forth below, was not consulted regarding any of the items, events or circumstances listed in Item 4(b) of Form 8-K and Item 304(a)(2) of Regulation S-B with regard to the Company.

Pursuant to Item 304(a)(3) of Regulation S-B, the Company has requested Berenson to review the disclosure concerning Berenson in this Item 4 and has requested from Berenson a letter addressed to the Commission stating whether it agrees with the statements by the Company made in this Item 4 and whether Berenson has any new information or clarification of the statements made by the Company under this Item 4. A copy of such letter shall be filed as an exhibit to this Form 8-K.
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The Company consulted with KFG regarding the Merger. More specifically, after consummation of the Merger, the Company and KFG discussed the accounting treatment with respect to the Merger and the unaudited pro forma balance sheet and consolidated statements of operations giving effect to the Merger that were included as Exhibit 99.2 in the Form 10-QSB that the Company filed with the Commission on November 14, 2002.

Pursuant to Item 4(b) of Form 8-K and Item 304(a)(2)(ii)(D) of Regulation S-B, the Company has requested KFG to review the disclosure concerning KFG in this
Item 4 and has provided KFG the opportunity to furnish the Company a letter addressed to the Commission containing any new information, clarification of the Company's expression of its views, or the respects in which it does not agree with the statements by the Company made in this Item 4 response to Item 304(a)(2)(ii)(D) of Regulation S-B. KFG reviewed the information provided in response to this Item 4 and has advised the Company that it does not have any new information or clarification of the Company's views and it agrees with the statements made by the Company under this Item 4.



(c) Exhibits.

Exhibit 16.1     Letter from Berenson & Company, LLP
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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                            INKSURE TECHNOLOGIES INC.

Date: November 25, 2002         By:    /s/ Yaron Meerfeld
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                                Name: Yaron Meerfeld
                                Title:  Chief Executive Officer
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                                  EXHIBIT INDEX


Exhibit No.                   Description
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Exhibit 16.1                  Letter from Berenson & Company LLP